The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267092
Subject to completion, dated December 7, 2023
Preliminary Prospectus Supplement
(To Prospectus dated August 26, 2022)
15,000,000 Shares
Gates Industrial Corporation plc
Ordinary Shares

The selling shareholders named in this prospectus supplement are offering 15,000,000 ordinary shares of Gates Industrial Corporation plc. We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders.
Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “GTES.” On December 6, 2023 the closing sales price of our ordinary shares as reported on the NYSE was $12.18 per share.

See “Risk Factors” beginning on page S-12 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying our ordinary shares.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters have agreed to purchase the ordinary shares from the selling shareholders at a price of $      per share, which will result in approximately $      million of aggregate proceeds to the selling shareholders before expenses (or $      million if the underwriters’ option to purchase additional ordinary shares is exercised in full). The shares may be offered by the underwriters from time to time, directly or through agents, for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”
The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional 2,250,000 ordinary shares from the selling shareholders at the same price per share as the other ordinary shares purchased by the underwriters in this offering.
The underwriters expect to deliver the shares against payment in New York, New York on or about    , 2023.

CitigroupGoldman Sachs & Co. LLCJefferies
, 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

Neither we, the selling shareholders nor the underwriters have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we, the selling shareholders nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. The selling shareholders and the underwriters are not offering to sell, nor seeking offers to buy, our ordinary shares in any jurisdiction where an offer or sale is not permitted.
You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering, possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus supplement outside of the United States.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 26, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.
The selling shareholders are offering to sell book-entry interests in respect of shares through the facilities of the Depositary Trust Company (“DTC”). Accordingly, references in this prospectus supplement to the shares being offered by the selling shareholders should be treated as references to such book-entry interests in respect of the shares unless the context otherwise requires. Similarly, references in this prospectus supplement to a sale or transfer of the shares by the selling shareholders should be treated as a reference to a sale or transfer through the facilities of DTC of book-entry interests in respect of the shares unless the context otherwise requires.
Certain Definitions
As used in this prospectus supplement, unless otherwise noted or the context requires otherwise:
•
“Gates,” the “Company,” “we,” “us” and “our” refer to Gates Industrial Corporation plc and its consolidated subsidiaries.

•
“Blackstone” or “Sponsor” refers to investment funds affiliated with Blackstone Inc., which, together owned approximately 43.0% of our outstanding ordinary shares as of September 30, 2023.

•
“Fiscal 2022” refers to the fiscal year ended December 31, 2022, “Fiscal 2021” refers to the fiscal year ended January 1, 2022 and “Fiscal 2020” refers to the fiscal year ended January 2, 2021.

S-ii

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf and does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf, before you decide to invest in our ordinary shares.
Except where the context requires otherwise, references in this prospectus supplement to the terms the “Company,” “we,” “us,” “our,” and “Gates” refer to Gates Industrial Corporation plc, a public limited company organized under the laws of England and Wales, and its consolidated subsidiaries.
Gates
We are a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. We offer a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components, with the majority of our revenue coming from replacement channels. Our products are used in applications across numerous end markets, including industrial off-highway end markets such as construction and agriculture, industrial on-highway end markets such as transportation, diversified industrial, energy and resources, automotive, and personal mobility. Our net sales have historically been, and remain, highly correlated with industrial activity and utilization, and not with any single end market given the diversification of our business and high exposure to replacement markets. We sell our products globally under the Gates brand, which is recognized by distributors, equipment manufacturers, installers and end users as a premium brand for quality and technological innovation; this reputation has been built over 110 years since Gates’ founding in 1911.
Within the diverse end markets we serve, our highly engineered products are often critical components in applications for which the cost of downtime is high relative to the cost of our products, resulting in the willingness of end users to pay a premium for superior performance and availability. These applications subject our products to normal wear and tear, resulting in natural, and often preventative, replacement cycles that drive high-margin, recurring revenue. Our product portfolio represents one of the broadest ranges of power transmission and fluid power products in the markets we serve, and we maintain long-standing relationships with a diversified group of blue-chip customers throughout the world. As a leading designer, manufacturer and marketer of highly engineered, mission-critical products, we have become an industry leader across most of the regions and end markets in which we operate.
We sell our products under the Gates brand in all of the geographies and end markets we serve, as well as under select customer brands in certain markets. Our power transmission segment includes elastomer drive belts and related components used to efficiently transfer motion in a broad range of applications. Power transmission products represented approximately 61% of our total net sales for Fiscal 2022. Our fluid power segment includes hoses, tubing and fittings designed to convey hydraulic fluid at high pressures in both mobile and stationary applications, and other high-pressure and fluid transfer hoses. Our fluid power products represented approximately 39% of our net sales for Fiscal 2022.
Our power transmission and fluid power products are often critical to the functioning of the equipment, process or system in which they are components, such that the cost of downtime or potential equipment damage is high relative to the cost of our products. Our products are therefore replaced not only as a result of normal wear and tear, but also pre-emptively as part of ongoing, normal maintenance to the broader system.
We have a broad portfolio of both power transmission and fluid power products in the end markets we serve. We have a long history of focusing on customer engagement and training, driving product innovation and providing best-in-class order fulfillment services.
Power Transmission.   Our Power Transmission solutions convey power and control motion. They are used in applications in which belts, chains, cables, geared transmissions or direct drives transfer power from an engine or motor to another part or system. Belt-based power transmission drives typically consist of either a synchronous belt or an asynchronous belt (V-belt, CVT belt or Micro-V® belt) and related components (sprockets, pulleys, water pumps, tensioners or other accessories). Within our Power Transmission segment, we offer solutions across the following key application platforms:
•
Stationary drives: fixed drive systems such as those used in a factory driving a machine or pump, on a grain elevator driving the lift auger or in a distribution center driving automated equipment such as conveyor lines or robotic picking machines;

•
Mobile drives: drives on a piece of mobile machinery such as a combine harvester or a road compactor;

•
Engine systems: synchronous drives and related components for cam shafts and auxiliary drives and asynchronous accessory drives for air conditioning (“A/C”) compressors, power steering, alternators and starter/generator systems; and

•
Personal mobility: drives on motorcycles, scooters, bicycles, both traditional and electric, as well as on snowmobiles and other power sports vehicles that are used to transfer power between the power source and the drive wheel(s) or track;

Customers choose power transmission solutions based on a number of factors, including application requirements such as load, speed, gear ratio, temperature, operating environment, ease of maintenance, noise, efficiency and reliability, as well as the support they receive from their suppliers, including application- specific engineering services. Belt-based drive systems have many advantages over other alternatives, as they are typically clean, low-maintenance, lubrication-free, quiet with low-vibration, lightweight, compact, energy-efficient, durable and reliable.
Our belts are classified by their general design into asynchronous and synchronous belts; in addition, we also manufacture metal drive components and assemble certain product kits for the automotive replacement channel. Our belts are made of highly engineered polymer formulations, fabrics or textiles (made from a variety of polymer or natural fibers) and embedded cords for reinforcement (which may be made from polymers such as polyesters or aramids, fiberglass or high performance carbon fibers). Many of these materials are proprietary to Gates.
Asynchronous Belts.   Asynchronous belts are our highest-volume products and are used in a broad range of applications. We were a pioneer in the design and manufacturing of V-belts, which draw their name from the shape of their profile. We also manufacture “ribbed” V-belts, which are belts with lengthwise V-shaped grooves, which we market under the Micro-V® name. This design results in a thinner belt for the same drive surface, making it more flexible and offering improved efficiency.
In industrial end markets, asynchronous belts have a wide variety of applications, including use in pump drives, manufacturing lines, HVAC systems, industrial, truck, bus and marine engines, forestry and mining equipment and many other applications. Continuously-variable transmission (“CVT”) systems often found in scooters, power sports vehicles and other applications use a specialized V-belt known as a CVT belt. In automotive applications, our asynchronous belts perform functions that include transferring power from the crankshaft to accessory drive components such as the alternator, A/C compressor, power steering system, water pump and, in some vehicles, a belt/starter generator system used in start/stop accessory drive systems to improve fuel economy.
Recently, Gates introduced a Micro-V® platform for engine accessory drive systems. The combination of newly developed material compounds and product design utilizes less material, reduces belt weight and results in lower bending stiffness. These improvements enable tighter pulley configurations and reduced drive bending losses as compared to previous belt technologies; lower losses result in benefits such as reduced energy consumption, CO2 emissions and heat generation.
Synchronous Belts.   Synchronous belts, also known as timing belts, are non-slipping mechanical drive belts. They have molded teeth and run over matching toothed pulleys or sprockets. Synchronous belts experience no slippage and are often used to transfer motion for indexing or timing purposes, as well as for linear positioning and positive drive conveying. They are typically used instead of chains or gears and we believe have a number of advantages over these alternatives, including less noise, no need for lubrication, improved durability and performance and a more compact design.

Examples of industrial applications include use in HVAC systems, food processing and bottling plants, mining and agricultural equipment, automated warehouse systems and robotics. Our synchronous belts are also utilized in personal mobility vehicles, including both traditional and electric motorcycles, bicycles and scooters, applications in which clean, quiet performance is often valued. In automotive applications, our synchronous belts are used to synchronize the rotation of the engine crankshaft with the camshaft due to engine combustion in a valve train system, as well as in electric power steering, parking brake and accessory drive systems which are present in internal-combustion, hybrid and electric vehicles.
In recent years, Gates also launched a high-torque synchronous belt for industrial applications, the PowerGrip® GT®4. This new belt leverages Gates’ materials science and process engineering capabilities, utilizing a belt construction that replaces chloroprene-based elastomers with an advanced ethylene elastomer formulation that is more environmentally friendly. It has the highest power-carrying capacity in its segment, a wider operating temperature range and increased chemical resistance, allowing for narrower drives and a broad range of applications to be served with both first-fit and replacement channel customers. During Fiscal 2020, Gates launched the Carbon Drive CDC® synchronous belt designed for commuter bicycle applications and in Fiscal 2022 Gates launched the Carbon Drive Moto X5 synchronous belt designed specifically for mid-motor, sit-down electric scooters and motorcycles typically found in commuting applications in the rapidly evolving Asian market.
Metal Drive Components.   We manufacture and sell the tensioners and idlers used in belt drive systems. These products are designed and engineered to work efficiently with our belts. Tensioners are devices that maintain a constant tension in the belt drive system, thereby ensuring proper function and preventing loss of power or system failure. Tensioners typically employ a spring that places pressure along the belt for an intricate hold, while still allowing enough movement for vibration and preventing stretching. Idlers, which sometimes also perform as tensioners, are used to take up extra belt length.
Kits.   Our kits for the automotive replacement channel include all of the parts needed by an automotive service shop to perform a replacement of one of our products. Kits are created for specific vehicle makes and models and typically include belts, tensioners and idlers, and will sometimes also include water pumps, which are often replaced simultaneously with a timing belt due to the relatively high labor component in the total cost of a typical replacement. Our kits are convenient for service technicians as they eliminate the need for more complicated product sourcing. On a comparable quantity basis, kits typically sell at a premium to a loose belt and the individual related components.
Our power transmission products are used in a broad range of applications in end markets including off-highway end markets such as construction and agriculture, on-highway end markets such as heavy-duty vehicles, diversified industrial, energy and resources, automotive and personal mobility. The majority of our Fiscal 2022 net sales came from replacement channels, which provide high-margin, recurring revenue streams and are driven by attractive market trends. The bulk of our power transmission replacement business resides in developed regions, in which a large, aging installed base of equipment follows a natural maintenance cycle and is served by well-established distribution channels. For example, a combine harvester in North America can have over 25 high-performance belts that are typically replaced at regular intervals, depending on wear and tear, with end users having access to replacement parts through a large network of distributors. Similarly, in the North American automotive replacement market, maintenance intervals are well defined, and miles driven per vehicle and the average vehicle age have generally been increasing, leading to more wear and tear on vehicles. A smaller portion of our power transmission replacement business is generated in emerging markets, which generally have a smaller base of installed equipment and relatively nascent distribution channels. As they continue to develop, these replacement channels in emerging markets represent a significant long-term opportunity for growth. In addition to our power transmission replacement business, we also serve a wide variety of blue-chip first-fit customers across all of our end markets.
Fluid Power.   Our Fluid Power solutions are used in applications in which hoses and rigid tubing assemblies either transfer power hydraulically or convey fluids, gases or granular materials from one location to another. Within our Fluid Power segment, we offer solutions across the following key application platforms:
•
Stationary hydraulics: applications within stationary machinery, such as an injection molding machine or a manufacturing press;

•
Mobile hydraulics: applications used to power various implements in mobile equipment used in construction, agriculture, mining and other heavy industries;

•
Vehicle systems: applications in thermal management, emissions reduction, turbocharger, air intake and other systems for electric, hybrid and internal combustion passenger and commercial vehicles; and

•
Other industrial: applications in which hoses are used to convey fluids, gases or granular material across several industries such as food and beverage, other process industries, and oil and gas drilling and refining.

Customers choose fluid power solutions based on a number of factors, including application-specific product performance parameters such as pressure and temperature ratings, corrosion and leak resistance, weight, flexibility, abrasion resistance and cleanliness, as well as compliance with standards and product availability. Attributes associated with the supplier, including brand, global footprint and reputation for reliability, quality and service, are also considered.
Hydraulics.   Our hydraulics product line is comprised of hoses, tubing and fittings, offered either as standalone products or completed assemblies. Our hydraulic products are key components of hydraulic systems in both stationary and mobile equipment applications. We provide a full selection of hose sizes and construction types for use in a wide variety of working requirements and conditions. Hydraulic hoses are made of elastomers reinforced with steel wire or a textile-based yarn, and typically operate at very high pressures, often in extreme environmental conditions. Hoses are designed for use in specific mechanical applications and require high levels of quality and durability.
Our hydraulic fittings and tubing are engineered to match the product performance of our hydraulic hoses. The high-pressure nature of hydraulic systems requires these products have high levels of performance similar to those found in our hydraulic hoses. The ultimate performance of a hydraulic assembly, in which our products function as part of a hydraulic circuit, depends not only on how well the components are made, but also on how well they complement each other. In order to ensure compatibility with numerous applications, our hydraulic fittings are manufactured in a wide assortment of sizes, crimping systems and materials, and are protected by a range of patents. Our hydraulic products and assemblies are used in construction, agricultural and forestry equipment, as well as in food and other processing lines and stationary machinery.
In recent years, Gates introduced a new premium product family consisting of hydraulic hoses that are lighter weight and more flexible. Made with a high-performance reinforcement and robust, abrasion- resistant cover, the MXT line of hydraulic hose is comprised of universally applicable, high-performance products that meet the needs of a wide range of applications. Subsequently, we launched the MXG line of hydraulic hose, a flexible, light-weight solution with increased durability and temperature performance, designed to replace conventional spiral hoses typically used in the most demanding applications. We also launched a smart e-crimper, which is a machine used to attach fittings to hydraulic hoses. In addition to convenient, web-enabled access to training content and product crimp specs, this new crimper can be used with Gates’ intuitive mobile eCrimp app, which underwent a comprehensive update in Fiscal 2020. In Fiscal 2022, we launched the ProV hose family in Europe, which is an addition to our Pro Series product portfolio that leverages technologies developed and first launched in our MXT and MXG product lines.
Thermal and Emissions Management.   Our thermal and emissions management and related products perform a variety of fluid conveyance, emissions reduction and efficiency improvement functions in electric, hybrid and internal combustion passenger and commercial vehicles. In electric applications, Gates offers hose and water pump solutions for the thermal management system regulating the battery, inverter, motor(s) and passenger compartment. In internal combustion applications, Gates primarily provides thermal management hose and water pumps for engine cooling, selective catalytic reduction hoses that are part of systems that reduce harmful emissions from diesel engines and hoses for functions that improve air intake and engine efficiency.
Industrial Hose.   Our industrial hoses are used to transfer a wide range of substances — chemicals, food, beverages, petroleum, fuels, bulk materials, water, steam and air — to meet the requirements of a diverse range of applications, including manufacturing, mining, oil and gas drilling, marine, agriculture, industrial cleaning and construction. Our application engineering teams work with customers to assist them in selecting the appropriate hose solution to safely meet their operational needs. We leverage our materials science expertise to design hoses that perform at varying pressures and levels of resistance to chemicals, oil, abrasion, ozone, flame and both hot and cold temperatures. For performance in extreme environments, many of our industrial hoses feature both crush-resistant and flexible designs. Gates industrial hoses are highly engineered to meet or exceed a multitude of industry standards and certifications, and are offered in a range of diameters, lengths and colors to allow customers to differentiate the hoses in applications. We also offer a wide range of couplings to provide complete assembly solutions.
Our fluid power products are used in numerous applications in end markets including off-highway end markets such as construction and agriculture, on-highway end markets such as heavy-duty vehicles, diversified industrial, energy and resources, automotive and personal mobility. The largest portion of our Fiscal 2022 fluid power revenue came from replacement markets. Within these replacement markets, the majority of our revenue came from industrial applications.

For a description of our business, financial condition, results of operations and other important information regarding Gates, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Gates Industrial Corporation plc was organized under the laws of England and Wales on September 25, 2017. Our registered address is 1 Bartholomew Lane, London EC2N 2AX, United Kingdom. Our principal executive offices are located at 1144 Fifteenth Street, Denver, Colorado 80202 and our telephone number is (303) 744-1911.

The Offering
Ordinary shares offered by the selling shareholders
15,000,000 shares.
Underwriters’ option to purchase additional ordinary shares
The selling shareholders have granted the underwriters a 30-day option to purchase up to an additional 2,250,000 ordinary shares.
Ordinary shares outstanding after this offering
264,094,061 shares.
Use of proceeds
We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders, including from any exercise by the underwriters of their option to purchase additional ordinary shares.
Dividend policy
We have no current plans to pay dividends on our ordinary shares.
Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in our existing indebtedness and may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.
Risk factors
See “Risk Factors” in this prospectus supplement and in our Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), which is incorporated by reference herein, for a discussion of risks you should carefully consider before deciding to invest in our ordinary shares.
Listing
Our ordinary shares are listed on the NYSE under the symbol “GTES”.
Conflicts of interest
Affiliates of certain underwriters may receive 5% or more of the net proceeds of this offering as a result of the selling shareholders’ use of the net proceeds of this offering to repay their indebtedness under their margin loan agreements. Consequently, this offering will be made in compliance with the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Rule 5121, pursuant to which, the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered have a bona fide public market.
This number of ordinary shares that will be outstanding after this offering is based on 264,094,061 ordinary shares outstanding as of September 30, 2023. The number of outstanding ordinary shares as of September 30, 2023 excludes:
•
an aggregate of approximately 9,322,794 ordinary shares issuable in respect of outstanding vested and unvested options granted under the Gates Industrial Corporation plc 2014 Stock Incentive Plan (the “2014 Incentive Plan”), the Gates Industrial Corporation plc 2015 Non-Employee Director Stock Incentive Plan (the “2015 Non-Employee Director Incentive Plan”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan” and, together with the 2014 Incentive Plan and the 2015 Non-Employee Director Incentive Plan, the “Incentive Plans”) with a weighted average exercise price of $11.00 per ordinary share;

•
an aggregate of approximately 3,939,234 ordinary shares issuable following vesting in settlement of time-vesting and performance-based restricted stock units outstanding under the Incentive Plans; and

•
6.8 million ordinary shares available for grant under our Omnibus Incentive Plan as of September 30, 2023, and additional ordinary shares that will become available under our Omnibus Incentive Plan pursuant to provisions thereof that provide for automatic annual increases in the number of ordinary shares reserved under our Omnibus Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 2,250,000 ordinary shares from the selling shareholders.

Summary Historical Consolidated Financial Information
The following table sets forth the summary historical consolidated financial information of Gates Industrial Corporation plc for the periods and dates indicated. The balance sheet data as of December 31, 2022 and January 1, 2022 and the statement of operations and cash flow data for the years ended December 31, 2022, January 1, 2022 and January 2, 2021 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The balance sheet data as of September 30, 2023 and the statement of operations and cash flows data for the nine months ended September 30, 2023 and October 1, 2022 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of the results that should be expected in any future period. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to present fairly the financial information set forth in those statements. The results for any interim period are not necessarily indicative of the results that may be expected for the full year and our historical results are not necessarily indicative of the results that should be expected in any future period. You should read the following summary consolidated financial data together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case included in our 2022 Form 10-K and our Form 10-Q for the quarterly period ended September 30, 2023, each incorporated by reference in this prospectus supplement.
	For the nine months ended		For the fiscal year ended
(dollars in millions)	September 30, 2023	October 1, 2022	December 31, 2022	January 1, 2022	January 2, 2021
Statement of operations data:
Net sales	$2,706.9	$2,660.9	$3,554.2	$3,474.4	$2,793.0
Cost of sales	1,685.7	1,720.3	2,303.6	2,135.2	1,758.3
Gross profit	1,021.2	940.6	1,250.6	1,339.2	1,034.7
Selling, general and administrative expenses	666.2	644.0	853.7	852.7	776.9
Transaction-related expenses	2.1	2.0	2.1	3.7	5.2
Asset impairments	0.1	1.1	1.1	0.6	5.2
Restructuring expenses	10.3	8.4	9.5	7.4	37.3
Other operating expenses (income)	0.2	0.2	0.2	(9.3)	(1.0)
Operating income from continuing operations	342.3	284.9	384.0	484.1	211.1
Interest expense	124.8	98.9	139.4	133.5	154.3
Other expenses (income)	3.8	11.8	(13.2)	0.9	(14.2)
Income from continuing operations before taxes	213.7	174.2	257.8	349.7	71.0
Income tax expense (benefit)	25.9	21.5	14.9	18.4	(19.3)
Net income from continuing operations	187.8	152.7	242.9	331.3	90.3
Loss on disposal of discontinued operations, net of tax	0.5	0.3	0.4	—	0.3
Net income	187.3	152.4	242.5	331.3	90.0
Non-controlling interests	17.3	16.5	21.7	34.2	10.6
Net income attributable to shareholders	$170.0	$135.9	$220.8	$297.1	$79.4
Balance Sheet Data (at period end):
Cash and cash equivalents	$556.8		$578.4	$658.2
Property, plant and equipment, net	615.7		637.5	670.3
Total assets	7,109.3		7,191.6	7,533.0
Total liabilities	3,697.0		3,748.0	4,051.6
Total shareholders’ equity	3,091.2		3,110.0	3,099.7

	For the nine months ended		For the fiscal year ended
(dollars in millions)	September 30, 2023	October 1, 2022	December 31, 2022	January 1, 2022	January 2, 2021
Cash flow data:
Net cash provided by operating activities	$291.7	$18.8	$265.8	$382.4	$309.0
Net cash used in investing activities	(58.0)	(71.5)	(90.7)	(86.0)	(77.5)
Net cash used in financing activities	(241.7)	(177.0)	(253.1)	(148.6)	(353.8)
Other financial data (unaudited):
Adjusted EBITDA(1)	$561.2	$514.6	$680.6	$735.8	$506.6
Adjusted EBITDA margin(2)	20.7%	19.3%	19.1%	21.2%	18.1%

(1)
EBITDA is a non-GAAP measure that represents net income or loss from continuing operations for the period before the impact of income taxes, net interest and other expenses, depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net interest and other expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our profitability on a basis that is consistent with that of our operating segments, as well as that of certain of our peer companies. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our businesses.
During the periods presented, the items excluded from EBITDA in computing Adjusted EBITDA primarily included:
•
non-cash charges in relation to share-based compensation;

•
transaction-related expenses incurred in relation to major corporate transactions, including the acquisition of businesses, and equity and debt transactions;

•
asset impairments;

•
restructuring expenses, including severance-related expenses;

•
credit loss related to a customer bankruptcy;

•
cybersecurity incident expenses; and

•
inventory adjustments related to certain inventories accounted for on the Last in, First out (“LIFO”) basis.

Differences exist among our businesses and from period to period in the extent to which their respective employees receive share-based compensation or a charge for such compensation is recognized. We therefore exclude from Adjusted EBITDA the non-cash charges in relation to share-based compensation in order to assess the relative performance of our businesses.
We exclude from Adjusted EBITDA acquisition-related costs that are required to be expensed in accordance with U.S. GAAP. We also exclude costs associated with major corporate transactions because we do not believe that they relate to our performance. Other items are excluded from Adjusted EBITDA because they are individually or collectively significant items that are not considered to be representative of the underlying performance of our businesses. During the periods presented, we excluded restructuring expenses and severance-related expenses that reflect specific, strategic actions taken by management to shutdown, downsize, or otherwise fundamentally reorganize areas of Gates’ business; credit loss related to a customer bankruptcy; expenses related to a malware attack that occurred in February 2023; and changes in the LIFO inventory reserve recognized in cost of sales for certain inventories that are valued on a LIFO basis. During inflationary or deflationary pricing environments, LIFO adjustments can result in variability of the cost of sales recognized each period as the most recent costs are matched against current sales, while historical, typically lower, costs are retained in inventory. LIFO adjustments are determined based on published pricing indices, which often are not representative of the actual cost changes or timing of those changes as experienced by our business. Excluding the impact from the application of LIFO therefore improves the comparability of our financial performance from period to period and with our peers, and more closely represents the physical flow of our inventory and how we manage the business.
EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. Management compensates for these limitations by separately monitoring net income from continuing operations for the period.
The following table reconciles net income from continuing operations, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:
	For the nine months ended		For the fiscal year ended
(dollars in millions)	September 30, 2023	October 1, 2022	December 31, 2022	January 1, 2022	January 2, 2021
Net income from continuing operations	$187.8	$152.7	$242.9	$331.3	$90.3
Income tax expense (benefit)	25.9	21.5	14.9	18.4	(19.3)
Net interest and other expenses	128.6	110.7	126.2	134.4	140.1
Depreciation and amortization	162.5	164.1	217.2	222.6	218.6
EBITDA	504.8	449.0	601.2	706.7	429.7
Transaction-related expenses(a)	2.1	2.0	2.1	3.7	5.2
Asset impairments	0.1	1.1	1.1	0.6	5.2
Restructuring expenses	10.3	8.4	9.5	7.4	37.3
Share-based compensation expense	19.6	34.8	44.3	24.6	19.8
Sponsor fees (included in other operating expenses (income))	—	—	—	—	1.9
Inventory impairments(b) (included in cost of sales)	6.3	18.7	20.9	1.4	1.4
Severance expenses (included in cost of sales)	0.4	—	0.8	—	1.0
Severance expenses (included in SG&A)	0.9	0.4	0.5	0.7	8.0
Credit loss related to customer bankruptcy (including in SG&A)(c)	11.4	—	—	—	—
Cybersecurity incidence expenses(d)	5.1	—	—	—	—
Other items not directly related to current operations	0.2	0.2	0.2	(9.3)	(2.9)
Adjusted EBITDA	$561.2	$514.6	$680.6	$735.8	$506.6

(a)
Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.

(b)
Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a LIFO basis. The recent inflationary environment has caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement results in the more recent inflated costs being matched against current sales while historical, lower costs are retained in inventories.

(c)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and recorded an $11.4 million pre-tax charge during the nine months ended September 30, 2023 to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy in determining whether adjustments to this recovery estimate are necessary.

(d)
On February 11, 2023, Gates determined that it was the target of a malware attack. Cybersecurity incident expenses include legal, consulting, and other costs incurred as a direct result of this incident, some of which may be partially offset by insurance recoveries.

(2)
Adjusted EBITDA margin is a non-GAAP measure that represents Adjusted EBITDA expressed as a percentage of net sales. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

	For the nine months ended		For the year ended
(dollars in millions)	September 30, 2023	October 1, 2022	December 31, 2022	January 1, 2022	January 2, 2021
Net sales	$2,706.9	$2,660.9	$3,554.2	$3,474.4	$2,793.0
Adjusted EBITDA	$561.2	$514.6	$680.6	$735.8	$506.6
Adjusted EBITDA margin	20.7%	19.3%	19.1%	21.2%	18.1%

RISK FACTORS
Investing in our ordinary shares involves risks. You should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in our 2022 Form 10-K, which is incorporated by reference into this prospectus supplement. You should also carefully consider the other information contained and incorporated by reference in this prospectus supplement and in the accompanying prospectus before acquiring any of our ordinary shares. These risks could materially affect our business, results of operations or financial condition and cause the value of our ordinary shares to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain and are subject to risks and uncertainties that could cause our actual results to differ materially from what may be inferred from such statements. Factors that could cause or contribute to such differences include those described in the section entitled “Risk Factors” in our 2022 Form 10-K which is incorporated by reference into this prospectus supplement, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and in our other periodic filings. Gates Industrial Corporation plc undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website domain names and addresses are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. The trademarks we own or have the right to use include, among others, Gates. We also own or have the rights to copyrights that protect the content of our literature, be it in print or electronic form.
Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders, including from any exercise by the underwriters of their option to purchase additional ordinary shares from the selling shareholders.

SELLING SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of September 30, 2023, before and after giving effect to this offering by the selling shareholders.
			Shares to be Sold in the Offering(2)		Shares Beneficially Owned After the Offering(3)
	Shares Beneficially Owned Prior to the Offering(1)		Excluding Exercise of Option to Purchase Additional	Including Full Exercise of Option to Purchase Additional	Excluding Exercise of Option to Purchase Additional Shares		Including Full Exercise of Option to Purchase Additional Shares
	Number	Percent	Shares	Shares	Number	Percent	Number	Percent
Blackstone(1)	113,527,957	43.0%	15,000,000	17,250,000	98,527,957	37.3%	96,277,957	36.5%

(1)
The selling shareholders in this offering are BX Gates ML-1 Holdco LLC, BX Gates ML-2 Holdco LLC, BX Gates ML-3 Holdco LLC, BX Gates ML-4 Holdco LLC and BX Gates ML-5 Holdco LLC. They are offering 6,752,988, 6,529,906, 22,359, 1,377,353 and 317,394 ordinary shares, respectively (or 7,765,936, 7,509,392, 25,713, 1,583,956 and 365,003 ordinary shares, respectively, if the underwriters exercise in full their option to purchase additional shares; provided that the number of shares to be sold by the selling shareholders in respect of the underwriters’ option may be reallocated among the selling shareholders based upon the price at which the shares are sold in this offering).

Shares beneficially owned prior to offering reflects 51,110,192 ordinary shares directly held by BX Gates ML-1 Holdco LLC, 49,421,796 ordinary shares directly held by BX Gates ML-2 Holdco LLC, 169,223 ordinary shares directly held by BX Gates ML-3 Holdco LLC, 10,424,538 ordinary shares directly held by BX Gates ML-4 Holdco LLC and 2,402,208 ordinary shares directly held by BX Gates ML-5 Holdco LLC (together, the “Blackstone Entities”).
The sole member of BX Gates ML-1 Holdco LLC is Blackstone Capital Partners (Cayman) VI L.P. The sole member of BX Gates ML-2 Holdco LLC is Blackstone GTS Co-Invest L.P. The sole member of BX Gates ML-3 Holdco LLC is Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. The sole member of BX Gates ML-4 Holdco LLC is BTO Omaha Holdings L.P. The sole member of BX Gates ML-5 Holdco LLC is Omaha Aggregator (Cayman) L.P.
The general partner of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone GTS Co-Invest L.P. and Omaha Aggregator (Cayman) L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.
The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.
Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the Class A shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.
Each of such Blackstone entities (other than each of the Blackstone Entities to the extent they directly hold ordinary shares) and Mr. Schwarzman may be deemed to beneficially own the ordinary shares beneficially owned by the Blackstone Entities directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such ordinary shares. The address of Mr. Schwarzman and each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
Based on information provided to us, as of the date of this prospectus supplement, the Blackstone Entities have pledged, hypothecated or granted security interests in substantially all of the ordinary shares held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all of the ordinary shares pledged to them and may seek recourse against the borrowers.

DESCRIPTION OF SHARE CAPITAL
The following is a brief description of the share capital of Gates Industrial Corporation plc. This description of the terms of our ordinary shares, par value $0.01 per share, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the Companies Act 2006 (the “Companies Act”) and the full text of the Certificate of Incorporation and Articles of Association of Gates (the “Articles”). As used herein, the terms “we,” “us” and “our” refer to Gates Industrial Corporation plc and not to any of its subsidiaries.
Issued Share Capital
Ordinary Shares
On January 29, 2018, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019.
Preference Shares
Our Articles do not expressly contemplate the issuance of preference shares. However, our Articles permit the issuance of preference shares, subject to the limit on the authority of our board of directors to allot new shares of the company set forth therein. Our board of directors may authorize the issuance of a new class or classes of shares, including preference shares, with nominal value in any currency and with, or having attached to them, such powers, designations, preferences, voting rights, rights and terms of redemption, and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the Board of Directors may determine, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the Company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such price or prices (subject to the Companies Act) or at such rates of exchange and with such adjustments as may be determined by the Board of Directors. If any preference shares issued by us carried a right to a fixed income, pre-emption rights would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in the Articles, to exclude pre-emption rights for a period of up to five years. Such provisions are included in our Articles.
The possible future issuance of a new class or classes of shares could affect holders of our ordinary shares in a number of ways. Upon conversion into ordinary shares, shares issued with conversion rights could cause dilution of the ownership interests and the voting power of existing holders of our ordinary shares. Issuance of a new class or classes of shares may also affect the number of dividends, if any, paid to such shareholders and may reduce the share of the proceeds they would receive upon the future liquidation, if any, of the Company. In addition, the availability of a new class of shares, including preference shares, could enable the board of directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise more difficult or time-consuming.
Key Provisions of Our Articles and English Law Considerations
Directors’ General Authority and Shareholders’ Reserve Power
Subject to the Companies Act and the Articles, the directors are responsible for the management of our business, for which purpose they may exercise all the powers of Gates. The shareholders may, by special resolution, direct the directors to take, or refrain from taking, a specified action or actions. No such special resolution and no alteration of the Articles invalidates anything which the directors have done before the resolution is passed or the Articles are altered (as appropriate).
Directors’ Interests
A director shall be authorized for the purposes of section 175 of the Companies Act to act or continue to act as a director of Gates notwithstanding that at the time of the appointment or subsequently the director also:
(a)
holds office as a director of any subsidiary of Gates;

(b)
holds any other office, employment or engagement with any subsidiary of Gates;

(c)
participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of Gates or any subsidiary of Gates (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or

(d)
is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in Gates or in any subsidiary of Gates.

The directors may authorize any matter proposed to them which would, if not so authorized, involve a breach of duty by a director under section 175 of the Companies Act. The directors may give any such authorization upon such terms as they think fit. The directors may vary or terminate any such authorization at any time. Any such authorization will be effective only if:
(a)
any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

(b)
the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with Gates must declare the nature and extent of his or her interest to the other directors before Gates enters into the transaction or arrangement. A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by Gates must declare the nature and extent of his or her interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared. If a declaration proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.
A director need not declare an interest:
(a)
if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)
if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

(c)
if, or to the extent that, it concerns terms of his or her service contract that have been or are to be considered by a board meeting or by a committee of the board appointed for the purpose; or

(d)
if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

Subject to the provisions of the Companies Act, and provided that either (i) he or she has declared the nature and extent of any direct or indirect interest of his or hers, or (ii) no declaration of interest is required, or (iii) the direct or indirect interest relates to Gates or a subsidiary of Gates, a director notwithstanding his office:
(a)
may be a party to, or otherwise be interested in, any transaction or arrangement with Gates or in which Gates is directly or indirectly interested;

(b)
may act by himself or herself or through his or her firm in a professional capacity for Gates (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; and

(c)
may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which Gates is directly or indirectly interested.

Voting by Directors
Subject to the Companies Act and without prejudice to the obligation of a director to disclose his or her interest, a director may vote at any board meeting or meeting of a committee of directors on any resolution concerning a matter in relation to which he has, directly or indirectly, an interest or duty, subject always to the terms on which any authorization is given. Subject to the foregoing, the relevant director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if such director votes his or her vote shall be counted.
Subject to the paragraph below, if a question arises at a board meeting or meeting of a committee of directors as to the right of any director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chair whose ruling in relation to any director other than the chair is to be final and conclusive.
If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chair, the question is to be decided by a decision of the directors at that meeting, for which purpose the chair is not to be counted as participating in the meeting (or part of the meeting) for voting or quorum purposes.
Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.
Appointment and Removal of Directors
Any person who is willing to act as a director of Gates, and is permitted by law to do so, may be appointed to be a director by ordinary resolution in a general meeting. The holder or holders of more than 50% of the ordinary shares of Gates for the time being in issue may in accordance with the Articles remove a director from office.
Unless and until otherwise decided by Gates by ordinary resolution in a general meeting, the number of directors must not be less than two and is not subject to a maximum number.
Affiliates of Blackstone have the right, but not the obligation, to designate a number of individuals as directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of directors designated by Blackstone shall be equal to: (i) if Blackstone, together with the other owners of Omaha Topco Ltd. (“Omaha Topco”), an exempted company incorporated in the Cayman Islands with limited liability and our predecessor for financial reporting purposes, prior to our initial public offering (collectively, our “pre-IPO owners”) and their affiliates collectively beneficially own 50% or more of the ordinary shares, the lowest whole number that is greater than 50% of the total number of directors; (ii) if our pre-IPO owners and their affiliates collectively beneficially own at least 40% (but less than 50%) of the ordinary shares, the lowest whole number that is greater than 40% of the total number of directors; (iii) if our pre-IPO owners and their affiliates collectively beneficially own at least 30% (but less than 40%) of the ordinary shares, the lowest whole number that is greater than 30% of the total number of directors; (iv) if our pre-IPO owners and their affiliates collectively beneficially own at least 20% (but less than 30%) of the ordinary shares, the lowest whole number that is greater than 20% of the total number of directors; and (v) if our pre-IPO owners and their affiliates collectively beneficially own at least 5% (but less than 20%) of the ordinary shares, the lowest whole number (such number always being greater than or equal to one) that is greater than 10% of the total number of directors.
Retirement of Directors
Under the Companies Act, there is no maximum age for directors.

Dividend Rights
Subject to the Companies Act, Gates may by ordinary resolution of the shareholders in a general meeting declare dividends, and the board of directors may decide to pay interim dividends. A dividend must not be declared unless the board of directors has made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the board of directors. No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights and interests. Unless the shareholders’ ordinary resolution to declare or the board of directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it. If our share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject to the Companies Act, the board of directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights. The board of directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the shareholder to Gates on any account whatsoever. Subject to the terms of issue of the share in question, we may, by ordinary resolution in a general meeting on the recommendation of the board of directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).
If 12 years have passed from the date on which a dividend or other sum became due for payment and the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by Gates unless the board of directors decides otherwise.
Winding Up
If Gates is wound up, the liquidator may, with the sanction of a special resolution in a general meeting of Gates and any other sanction required by the Companies Act, divide among the shareholders in specie the whole or any part of the assets of Gates and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of shareholders as he or she with the like sanction determines, but no shareholder shall be compelled to accept any assets upon which there is a liability.
Redemption
Subject to the Companies Act, Gates may issue shares which are to be redeemed, or are liable to be redeemed at the option of Gates or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares. The issued ordinary shares of Gates are neither convertible nor redeemable.
Repurchase of Shares
Subject to the Companies Act, Gates may purchase any of its own shares (including redemption of shares, if any are in issue) with the authority of an ordinary resolution passed in a general meeting. The authority may be general or limited to a specific class of shares authorized to be acquired, the maximum and minimum prices that may be paid for the shares and the date of expiry of the authority (which must not be longer than five years after the resolution is passed). The authorization may be varied or revoked by ordinary resolution. At a general meeting of shareholders on October 7, 2019, our shareholders adopted an ordinary resolution authorizing Gates to purchase its own ordinary shares pursuant to a form of share repurchase contract to be entered into with certain authorized counterparties, with such authority expiring on the fifth anniversary of such general meeting.
Sinking Fund Provisions
There are no sinking fund provisions relating to any shares in the capital of Gates.

Variation of Rights
Subject to the Companies Act, the rights attached to a class of shares may be varied or abrogated (whether or not Gates is being wound up) either with the consent in writing of the holders of at least three-quarters of the nominal amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class validly held in accordance with the Articles.
The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by Gates of its own shares in accordance with the Companies Act.
Allotment of Shares and Pre-Emption
Under section 551 of the Companies Act, the board of directors of Gates may not allot shares, or grant rights to subscribe for or to convert any security into shares, unless they are authorized to do so under the Articles or by an ordinary resolution of the shareholders. The authorization must state the maximum amount of shares that may be allotted under it, and specify the date on which it will expire, which must be not more than five years from the date on which the resolution is passed by virtue of which the authorization is given. On January 29, 2018, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Under section 561 of the Companies Act, the board of directors of Gates must not allot shares to a person unless: (a) it has made an offer to each person who holds ordinary shares (on the same or more favorable terms) to allot a proportion of the shares being offered that is as nearly as practicable equal to the proportion in nominal value of the ordinary share capital held by that person; and (b) the period during which any such offer may be accepted has expired or Gates has received notice of the acceptance or refusal of every offer so made. The offer shall be made by notice stating the period (of not less than 14 days) during which it may be accepted and the offer shall not be withdrawn before the end of that period. Under sections 570 and 571 of the Companies Act, the board of directors of Gates may be given power by a special resolution of the shareholders to allot shares as if section 561 of the Companies Act did not apply to the allotment (or applied to the allotment with such modifications as the directors may determine).
On January 29, 2018, the articles of association of Gates were amended by a resolution of our shareholders to include a power of the board of directors to exclude pre-emption rights in respect of the allotment of shares described in the first paragraph of this section (‘Allotment of Shares and Pre-Emption’). Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Transfers of Shares
The board of directors may decline to register any transfer of shares in certificated form unless:
(a)
the instrument of transfer is in respect of only one class of share;

(b)
the instrument of transfer is lodged at the place where our register of shareholders is situated from time to time accompanied by the relevant share certificate(s) or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;
(c)
it is fully paid;

(d)
it is for a share upon which Gates has no lien; and

(e)
it is duly stamped or duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty (if so required).

The board of directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favor of more than four persons jointly.
The board of directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where Gates is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.
Any holder of book-entry interests through the facilities of DTC in our ordinary shares will not be the holder of record of such shares. Instead, Cede & Co. (“Cede”), as nominee for DTC, will be the holder of record of such shares. Accordingly, a transfer from a person holding book-entry interests in our ordinary shares to a person who will become the holder of those book-entry interests in such shares through the facilities of DTC will not be registered in our register of shareholders, as Cede (as nominee for DTC) will remain the holder of record of such shares.
Share Certificates
Gates shall issue a share certificate to every person whose name is entered in the register of shareholders of Gates in respect of shares in certificated form, except where the Companies Act allows Gates not to issue a certificate.
No right to inspect accounts and other records
No person is entitled to inspect any of our accounting or other records or documents merely by virtue of being a shareholder, except as provided by law or authorized by the board of directors or by an ordinary resolution at a general meeting.
Limitations on the rights to own securities
Under the laws of England and Wales, persons who are neither residents nor nationals of the U.K. may freely own, hold or exercise voting rights of securities of Gates in the same manner and under the same terms as U.K. residents or nationals.
General Meetings
Under the Companies Act, every public company must hold a general meeting as its annual general meeting in each period of six months beginning with the day following the end of its fiscal year. The directors may convene a general meeting whenever they think fit. Following a request by shareholders pursuant to the Companies Act, the board of directors are required to call a general meeting (a) within 21 days from the date on which the directors become subject to the requirement, and (b) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition by shareholders, no business may be transacted except that stated by the requisition or proposed to the board of directors. An annual general meeting (other than adjourned annual general meetings) shall be called by at least 21 clear days’ written notice. All other general meetings (other than adjourned general meetings) shall be called by at least 14 clear days’ written notice. An annual general meeting may be called by shorter notice if it is so agreed unanimously by all shareholders having a right to attend and vote. A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote, being a majority together holding not less than 95% in nominal value of the shares giving that right.

The notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted. If the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution shall also be specified. The notice of the meeting shall also specify, with reasonable prominence, the shareholders’ rights to appoint one or more proxies under section 324 of the Companies Act. Subject to the Articles and to any restrictions imposed on any shares, the notice shall be given to all shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder (if Gates has been notified of their entitlement) and to the directors and auditors of Gates. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has duly been given to the person from whom he derives his title. The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.
A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. A person is able to exercise the right to vote at a general meeting when:
(a)
that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)
that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

The board of directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it. In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other. Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.
Voting Rights
A resolution put to the vote of a general meeting must be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded in accordance with the Articles.
For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote at a general meeting must be decided on a poll. Subject to any rights or restrictions attached to any shares, whether or not such rights or restrictions are set out in the Articles, on a vote on a resolution at a general meeting every shareholder present in person or by proxy has on a show of hands one vote and every shareholder present in person or by proxy has on a poll one vote in respect of each share held. In the case of joint holders of a share, only the vote of the first-named holder who votes (and any proxy or corporate representative duly authorized by the relevant shareholder) may be counted. In the case of equality of votes on a show of hands or a poll, the chair of the meeting shall not be entitled to a casting vote.
No business other than the appointment of the chair of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. A quorum shall be present if shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting are present in person or by proxy.
U.K. City Code on Takeovers and Mergers
The Takeover Panel confirmed to our representatives that, on the basis of our board of directors, it does not consider the Takeover Code to apply to Gates, although that position is subject to change if our place of central management and control is subsequently found to move to the U.K. If, at the time of a takeover, the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted.

In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:
(a)
acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b)
who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Gates, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.

Disclosure of Shareholder Ownership
There is no provision in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Under section 793 of the Companies Act, Gates may give notice to any person whom Gates knows or has reasonable cause to believe (a) to be interested in the shares of Gates or (b) to have been so interested at any time during the three years immediately preceding the date on which the notice is issued. The notice may require the person (a) to state whether or not it is the case and (b) if it holds, or has during that time held, any such interest, to give such further information as may be required by Gates in accordance with section 793 of the Companies Act. The notice may require the person to give particulars of its present or past interest in our shares and the information required by the notice must be given within such reasonable time as may be specified in the notice. Where a notice is served by Gates on a person under section 793 of the Companies Act and that person fails to give Gates the information required by the notice within the time specified in it, Gates may apply to the court for an order directing that the shares in question be subject to restrictions.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or which may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by U.K. law or the Articles on the right of non-residents to hold or vote shares.
Exclusive Forum
Our Articles provide that, unless, by ordinary resolution, we consent in writing to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in Gates or seeking relief on behalf of Gates, against Gates and/or the board of directors and/or any of the directors, officers or other employees or shareholders individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provisions in our Articles. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.
Listing
Our ordinary shares are listed on the NYSE under the symbol “GTES.”

TAXATION
United States Federal Income Tax Consequences to U.S. Holders
The following discussion describes the material United States federal income tax consequences of the ownership and disposition of our ordinary shares. This discussion deals only with ordinary shares that are held as capital assets by a United States Holder (as defined below). In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States-United Kingdom Income Tax Treaty (the “Treaty”), (ii) whose ordinary shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in the United Kingdom and (iii) who otherwise qualify for the full benefits of the Treaty.
As used herein, the term “United States Holder” means a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.
This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•
a dealer or broker in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding our ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of accounting for your securities;

•
a person liable for alternative minimum tax;

•
a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•
a partnership or other pass-through entity for United States federal income tax purposes;

•
a person required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement; or

•
a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our ordinary shares, you should consult your tax advisors.
This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non- United States tax laws.
If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Taxation of Dividends
The gross amount of distributions on the ordinary shares will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your tax basis in the ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend.
Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code.
Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate United States Holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that our ordinary shares will be considered readily tradable on an established securities market in the United States in later years.
You should consult your own tax advisors regarding the application of these rules to your particular circumstances.
Furthermore, non-corporate United States Holders will not be eligible for the reduced rates of taxation on any dividends received from us if we are a passive foreign investment company in the taxable year in which such dividends are paid or in the preceding taxable year (see “— Passive Foreign Investment Company” below).
Subject to certain conditions and limitations (including a minimum holding period requirement), U.K. withholding taxes on dividends (at a rate not exceeding any applicable Treaty rate) may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on our ordinary shares will be treated as foreign-source income and will generally constitute passive category income. If a United States Holder is eligible for benefits under the Treaty, any U.K. withholding taxes on dividends will not be creditable to the extent withheld at a rate exceeding the applicable Treaty rate. Furthermore, recently issued Treasury Regulations (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. A recent notice from the Internal Revenue Service (the “IRS”) indicates that the IRS is considering proposing amendments to the Foreign Tax Credit Regulations and also allows taxpayers to defer the application of many of the additional requirements for taxable years ending on or before December 31, 2023. Instead of claiming a foreign tax credit, you may be able to deduct U.K. withholding taxes on dividends in computing your taxable income, subject to generally applicable limitations under United States law (including that a United States Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such United States Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your own tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances.
Distributions of ordinary shares or rights to subscribe for ordinary shares that are received as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax.
Passive Foreign Investment Company
We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a “PFIC”), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the ordinary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.
Taxation of Capital Gains
For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the ordinary shares in an amount equal to the difference between the amount realized for the ordinary shares and your tax basis in the ordinary shares. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ordinary shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss.
You should note that any United Kingdom stamp duty or stamp duty reserve tax, if any, will not be treated as a creditable foreign tax for United States federal income tax purposes, although you may be entitled to deduct such taxes, subject to applicable limitations under the Code.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of our ordinary shares and the proceeds from the sale, exchange or other disposition of our ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you establish that you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number and a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Certain U.K. Tax Considerations
The following comments are intended only to be a general guide. They relate only to certain limited aspects of the U.K. tax consequences of holding or disposing of ordinary shares and are based on current U.K. tax law and what is understood to be the current published practice of His Majesty’s Revenue and Customs

(“HMRC”) as at the date of this document (which are both subject to change at any time, possibly with retrospective effect). The rates and allowances for the tax year 2023/2024 stated in the U.K. tax section below reflect the current law.
Except where otherwise specifically stated, the comments below are intended to apply only to shareholders: (i) who are resident (and, in the case of individuals, domiciled) in (and only in) the U.K. for U.K. tax purposes; (ii) to whom split-year treatment does not apply; (iii) who are and will be the absolute beneficial owners of their ordinary shares and any dividends paid in respect of them; (iv) who hold, and will hold, their ordinary shares as investments (otherwise than through an individual savings account or a pension arrangement) and not as securities to be realized in the course of a trade; and (v) to whom the U.K. tax rules concerning carried interest do not apply in relation to their holding or disposal of ordinary shares.
The comments below may not apply to certain shareholders, such as (but not limited to) persons who are connected with the Company, dealers in securities, broker dealers, insurance companies, charities, collective investment schemes, pension schemes, shareholders who are exempt from U.K. taxation and shareholders who acquire or acquired (or are deemed to have acquired) their ordinary shares by virtue of an office or employment. Such shareholders may be subject to special rules.
Transfers of ordinary shares outside the facilities of DTC may be subject to stamp duty or stamp duty reserve tax (“SDRT”) in the U.K., which would increase the cost of dealing in the ordinary shares. Purchasers of the ordinary shares may therefore wish to retain them within the facilities of DTC.
The material set out in the paragraphs below does not constitute tax advice. Shareholders who are in any doubt as to their tax position or who are subject to tax in a jurisdiction other than the U.K. should consult an appropriate professional adviser. In particular, non-U.K. resident or domiciled persons are advised to consider the potential impact of any relevant double tax agreements.
Direct Taxation of Dividends
Liability to U.K. income tax or U.K. corporation tax on income in respect of dividends payable on the ordinary shares will depend upon the individual circumstances of the shareholder. An overview of the U.K. tax rules applicable to dividends is set out below.
U.K. withholding tax
There is no U.K. withholding tax on dividends paid by the Company.
Individual shareholders within the charge to U.K. income tax
When the Company pays a dividend to a shareholder who is an individual resident (for tax purposes) in the U.K., the amount of income tax payable on the receipt, if any, will depend on the individual’s own personal tax position. “Dividend income” for these purposes includes certain other distributions in respect of shares.
No U.K. income tax should be payable by a U.K. resident individual shareholder if the amount of dividend income received, when aggregated with the shareholder’s other dividend income in the year of assessment, does not exceed the dividend allowance. The dividend allowance is £1,000 for the tax year 2023/ 2024 and is due to decrease to £500 for the tax year 2024/2025. Dividend income in excess of the dividend allowance is taxed at the following rates for the tax year 2023/2024:
•
8.75% to the extent that it falls below the threshold for higher rate income tax;

•
33.75% to the extent it falls within the higher rate band; and

•
39.35% to the extent it falls within the additional rate band.

For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a shareholder’s income. In addition, dividend income which is within the dividend allowance counts towards an individual’s basic or higher rate limits and so will be taken into account in determining whether the threshold for higher rate or additional rate income tax is exceeded.

Other Individual Shareholders
Individual shareholders who are not resident in the U.K. and who hold their ordinary shares as an investment and not in connection with any trade, profession or vocation carried on by them in the U.K. should not generally be subject to U.K. tax on dividends received from the Company.
Corporate Shareholders within the charge to U.K. corporation tax
Shareholders within the charge to U.K. corporation tax that are “small companies” (for the purposes of U.K. taxation of dividends) generally will not be subject to U.K. tax on dividends from the Company provided certain conditions are met (including an anti-avoidance condition).
Other shareholders within the charge to U.K. corporation tax (which are not “small companies” for the purposes of U.K. taxation of dividends) should not be subject to U.K. tax on dividends from the Company so long as the dividends fall within an exempt class and certain conditions are met. In general, (i) dividends paid on non-redeemable “ordinary shares” (that is, non-redeemable shares that do not carry any present or future preferential rights to dividends or to the Company’s assets on its winding up); and (ii) dividends paid to a U.K. resident corporate shareholder holding less than 10% of the issued share capital of the class in respect of which the dividend is paid, should fall within an exempt class and accordingly should not be subject to U.K. corporation tax. However, it should be noted that the exemptions are not comprehensive and are subject to anti-avoidance rules. Shareholders will need to ensure that they satisfy the requirements of an exempt class and that no anti-avoidance rules apply before treating any dividend as exempt, and seek appropriate professional advice where necessary.
Other Corporate Shareholders
Corporate shareholders who are not resident in and have no permanent establishment in the U.K. and who hold their ordinary shares as an investment and not in connection with any trade carried on by them should not generally be subject to U.K. tax on dividends received from the Company.
Chargeable Gains
Individuals resident in the U.K.
A disposal (or deemed disposal) of ordinary shares by a U.K. resident individual shareholder may give rise to a chargeable gain (or allowable loss) for the purposes of U.K. capital gains tax, depending on the circumstances and subject to any available exemption or relief. No indexation allowance will be available to an individual holder of ordinary shares in respect of any disposal of ordinary shares. However, the capital gains tax annual exempt amount may be available to exempt any chargeable gain, to the extent that the exemption has not already been utilized. The annual exempt amount is £6,000 for individuals for the 2023/ 2024 tax year and is due to decrease to £3,000 for individuals for the tax year 2024/2025.
Capital gains tax on share disposals by a U.K. resident individual shareholder will generally be charged at 10% to the extent that the total chargeable gains and, generally, total taxable income arising in a tax year, after all allowable deductions (including losses, the income tax personal allowance and the capital gains tax annual exempt amount), are less than the upper limit of the income tax basic rate band. To the extent that any chargeable gains (or part of any chargeable gains) arising in a tax year exceed the upper limit of the income tax basic rate band when aggregated with any such income (in the manner referred to above), capital gains tax will generally be charged at 20%.
Other Individual Shareholders
An individual shareholder who is not resident in the U.K. should not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares unless such shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the ordinary shares are attributable.
An individual shareholder who is temporarily non-resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. capital gains tax in respect of gains realized while he or she was not resident in the U.K.

Corporate Shareholders resident in the U.K.
A disposal (or deemed disposal) of ordinary shares by a U.K. resident corporate shareholder may give rise to a chargeable gain (or allowable loss) for the purposes of U.K. corporation tax, depending on the circumstances and subject to any available exemption or relief. The main rate of U.K. corporation tax is currently 25%.
Other Corporate Shareholders
A corporate holder of ordinary shares that is not resident in the U.K. and does not carry on a trade through a permanent establishment in the U.K. to which the ordinary shares are attributable should not be liable for U.K. corporation tax on chargeable gains realized on the disposal of ordinary shares.
Stamp Duty and Stamp Duty Reserve Tax
The following statements apply regardless of whether or not a shareholder is resident or domiciled in the U.K. It should be noted that certain categories of persons, including market makers, brokers, dealers, and other specified market intermediaries, are entitled to exemption from stamp duty and SDRT in respect of purchases of securities in specified circumstances.
General
As a general rule and subject to the discussion below in relation to depositary receipt systems and clearance services, transfers of ordinary shares will attract a stamp duty or SDRT charge equal to 0.5% of the consideration for the shares or, in certain circumstances, the value of the ordinary shares (rounded up to the nearest £5 in the case of stamp duty). The purchaser or transferee of the ordinary shares will generally be responsible for paying such stamp duty or SDRT.
Depositary receipt systems and clearance services
Special rules apply where ordinary shares are transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts within section 67 or section 93 Finance Act 1986 or a person providing a clearance service within section 70 or section 96 of the Finance Act 1986, under which stamp duty or SDRT may be charged at a higher rate of 1.5%. Where ordinary shares have been issued or transferred to, or to a nominee or agent for, a clearance service or depositary receipt system, subsequent transfers of such ordinary shares within that clearance service or depositary receipt system should not attract a charge to stamp duty or SDRT in the U.K. provided that there is no written instrument of transfer and, in the case of transfers within a clearance service, no election is, or has been, made by the clearance service under section 97A Finance Act 1986.
However, where a clearance service has made and maintained an election under section 97A Finance Act 1986, the 1.5% charge will not apply. Transfers of ordinary shares into that clearance service would instead be subject to stamp duty or SDRT at the normal 0.5% rate (rather than the higher 1.5% rate) but transfers within that clearance service would then also be subject to stamp duty or SDRT at the normal 0.5% rate.
Legal title to the ordinary shares being offered is currently held by Cede, as nominee for DTC. Upon consummation of the offering, book-entry interests in respect of the ordinary shares will be transferred within the systems of DTC to the DTC participant accounts designated by the purchasers. Purchasers will therefore acquire the ordinary shares by means of acquiring book-entry interests in respect of the ordinary shares through DTC participant accounts maintained with DTC, and legal title to the ordinary shares will remain vested in Cede.
It is understood that HMRC regards DTC as a clearance service for these purposes and that DTC has not made an election under section 97A Finance Act 1986. Accordingly, no U.K. stamp duty or SDRT should be payable (i) on the transfer to purchasers of the book-entry interests in respect of the ordinary shares in the manner contemplated by this offering or (ii) on any subsequent transfer, within the systems of DTC, of book-entry interests in respect of the ordinary shares provided that no written instrument of transfer is entered into in respect of such transfer and DTC does not make an election under section 97A Finance Act 1986.

However if any ordinary shares are withdrawn from the facilities of DTC, a charge to stamp duty or SDRT will generally arise at 0.5% on a subsequent transfer of such ordinary shares or at 1.5% on a subsequent re-deposit of such ordinary shares into the facilities of DTC or any other depositary receipt system or clearance service.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Jefferies LLC are acting as representatives, have severally agreed to purchase, and the selling shareholders have agreed to sell to them, severally, the number of ordinary shares indicated below:
Underwriter	Number of ordinary shares
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Jefferies LLC
Total	15,000,000
The underwriters are offering our ordinary shares subject to their acceptance of the ordinary shares from the selling shareholders. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of our ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of our ordinary shares offered by this prospectus supplement if any such ordinary shares are taken. However, the underwriters are not required to take or pay for our ordinary shares covered by the underwriters’ option described below.
The underwriters have agreed to purchase the ordinary shares from the selling shareholders at a price of $      per share, which will result in approximately $      million of aggregate proceeds to the selling shareholders before expenses (or $      million if the underwriters’ option to purchase additional ordinary shares is exercised in full). The underwriters propose to offer the ordinary shares for sale from time to time, directly or through agents, in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers of the ordinary shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase the ordinary shares and the prices at which the underwriters resell such ordinary shares may be deemed underwriting compensation.
The selling shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,250,000 additional ordinary shares at the same price per share as the other ordinary shares purchased by the underwriters in this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $500,000.
The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of our ordinary shares offered by them.
Our ordinary shares are listed on the NYSE under the symbol “GTES.”
We, all of our directors and executive officers and the selling shareholders have agreed, subject to certain customary exceptions, that, without the prior written consent of at least two of the representatives, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “lock-up period”):

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares;

•
file any registration statement with the SEC relating to the offering of any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any such transaction described above is to be settled by delivery of our ordinary shares or such other securities, in cash or otherwise.

In addition, our directors and executive officers and the selling shareholders have agreed that, without the prior written consent of at least two of the representatives, they will not, during the lock-up period, make any demand for or exercise any right with respect to, the registration of any of our ordinary shares or any security convertible into or exercisable or exchangeable for our ordinary shares.
The restrictions described in the paragraph above relating to us do not apply to:
•
the issuance of securities pursuant to employee incentive plans existing as of the date of the underwriting agreement for this offering;

•
equity securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement for this offering; and

•
the issuance of securities, and the filing of a registration statement with respect thereto, in connection with acquisitions or joint ventures; provided that the aggregate number of securities sold or issued does not exceed 5% of the amount of outstanding ordinary shares.

The restrictions described in the paragraph above relating to our directors, executive officers and selling shareholders do not apply to:
•
the transfer by a security holder of ordinary shares or any securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares (1) by will or intestacy, (2) as a bona fide gift or gifts, including to charitable organizations, (3) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a security holder or the immediate family of such security holder, (4) to any immediate family member or other dependent of the security holder, (5) as a distribution to general or limited partners, members or stockholders of the security holder, (6) to the security holder’s affiliates or to any investment fund or other entity controlled or managed by the security holder, (7) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (6) above, (8) pursuant to an order of a court or regulatory agency, (9) from an executive officer to us or our parent entities upon death, disability or termination of employment, in each case, of such executive officer, (10) in connection with transactions by any person other than us relating to ordinary shares acquired in open market transactions after the completion of the offering, (11) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of our ordinary shares involving a change of control, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the security holder’s ordinary shares shall remain subject to the provisions of the lock-up agreement, (12) to us (x) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase ordinary shares granted by us pursuant to any employee benefit plans or arrangements which are set to expire during the lock-up period, where any ordinary shares received by the security holder upon any such exercise will be subject to the terms of the lock-up agreement, or (y) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase ordinary shares or the vesting of any restricted stock awards granted by us pursuant to employee benefit plans or arrangements described in this prospectus supplement which are set to expire or automatically vest during the lock-up period, in each case on a “cashless” or “net exercise” basis, where any ordinary shares received by the security holder upon any such exercise or vesting will be subject to the terms of the lock-up agreement, or (13) pursuant to the provisions of any policy of the Company with respect to the recoupment of incentive-based compensation, or (14) with the prior written consent of at least two of the representatives; provided that: (x) in the case of each transfer or distribution pursuant to clauses (2) through (7) and (9) above, (i) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (ii) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (A) equity interests of such transferee or (B) such transferee’s interests in the transferor; (y) in the case of each transfer or distribution pursuant to clauses (2) through (7), if any public reports or filings (including any filing under Section 16 of the Exchange Act) shall be required or shall be voluntarily made during the lock-up period or any extension (i) the security holder shall provide the representatives prior written notice informing them of such filing and (ii) such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (z) in the case of clauses(10) and (12), no public filings (including filings under Section 16 of the Exchange Act) shall be required or shall be voluntarily made during the lock-up period or any extension;
•
if the security holder is a corporation, the corporation may transfer our ordinary shares to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such ordinary shares subject to the provisions of the lock-up agreement and there shall be no further transfer of such ordinary shares except in accordance with the lock-up agreement, and provided further that any such transfer shall not involve a disposition for value;

•
a sale of the security holder’s ordinary shares pursuant to the underwriting agreement, if any;

•
any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this prospectus supplement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the lock-up period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted;

•
the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this prospectus supplement, provided that no transfers occur under such plan during the lock-up period and no public announcement or filing shall be required or voluntarily made by any person in connection with the establishment of such plan other than as required under Item 408 of Regulation S-K; and

•
the pledge, hypothecation or other granting of a security interest in ordinary shares or securities convertible into or exchangeable for ordinary shares or such securities by Blackstone to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such ordinary shares or thereafter, provided that we shall provide the representatives prior written notice informing them of any public filing, report or announcement made with respect to such pledge, hypothecation or other grant of a security interest.

The representatives, in their sole discretion, may release our ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of shares upon expiration or early release of the lock-up or the perception that such sales may occur could cause our market price to fall or make it more difficult for investors to sell our ordinary shares.
In order to facilitate the offering of our ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under their option. The underwriters can close out a covered short sale by exercising their option or purchasing ordinary shares in the open market. In determining the source of our ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of our ordinary shares compared to the price available under their option. The underwriters may also sell our ordinary shares in excess of their option, creating a naked short position. The underwriters must close out any naked short position by purchasing our ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, our ordinary shares in the open market to stabilize the price of our ordinary shares. These activities may raise or maintain the market price of our ordinary shares above independent market levels or prevent or retard a decline in the market price of our ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. A prospectus in electronic format is being made available on Internet web sites maintained by one or more of the underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates may receive a portion of the net proceeds of this offering should the selling shareholders repay their indebtedness under their margin loan agreements.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, certain of the underwriters or their respective affiliates are lenders or agents or managers for the lenders under our senior secured credit facilities.
Conflicts of Interest
Affiliates of certain underwriters may receive 5% or more of the net proceeds of this offering as a result of the selling shareholders’ use of the net proceeds of this offering to repay their indebtedness under their margin loan agreements. Consequently, this offering will be made in compliance with FINRA Rule 5121, pursuant to which, the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered have a bona fide public market. The underwriters subject to Rule 5121 will not confirm sales of securities to any account over which they exercise discretionary authority without the prior written approval of the customer.
Settlement
It is expected that delivery of the ordinary shares will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the third business day following the date of pricing of the ordinary shares (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ordinary shares on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the ordinary shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, each of which we refer to as a Relevant State, no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority, except that the ordinary shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA;

provided that no such offer of the ordinary shares shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2 of the U.K. Prospectus Regulation.
In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the U.K. Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents. The ordinary shares are not being offered to the public in the United Kingdom.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Hong Kong
The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in this prospectus supplement being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire ordinary share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, ordinary shares, debentures and units of ordinary shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
•
ordinary shares, debentures and units of ordinary shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such ordinary shares, debentures and units of ordinary shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Japan
Our ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Our ordinary shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
We and the selling shareholders are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities, New York State and English law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of funds affiliated with Blackstone Inc.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Gates Industrial Corporation plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of England and Wales. We have been advised that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2023, July 1, 2023 and September 30, 2023;

•
our Definitive Proxy Statement on Schedule 14A, filed on April 26, 2023 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2023, February 14, 2023, May 19, 2023 and June 12, 2023;

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on January 25, 2018, including all amendments and reports filed for the purpose of updating such description; and

•
all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to:
Gates Industrial Corporation plc
1144 Fifteenth Street
Denver, CO 80202
Attn: Investor Relations
Tel.: (303) 744-1911
Email: investorrelations@gates.com
Our reports and documents incorporated by reference into this prospectus supplement or the accompanying prospectus may also be found under the heading “Investor Relations” on our website at http:// investors.gates.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

PROSPECTUS
Gates Industrial Corporation plc
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities,
Guarantees of Debt Securities, Warrants, Subscription Rights, Share Purchase
Contracts and Units
Selling Shareholders
178,587,591 Ordinary Shares

Gates Industrial Corporation plc may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:
•
ordinary shares;

•
preference shares;

•
depositary shares;

•
debt securities;

•
guarantees of debt securities;

•
warrants;

•
subscription rights;

•
share purchase contracts; and

•
units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.
The shareholders named in this prospectus may offer and sell from time to time an aggregate of 178,587,591 of our ordinary shares.
The securities may be offered on a delayed or continuous basis directly by us and/or selling shareholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “GTES.” The last reported sale price of our ordinary shares on the NYSE on August 25, 2022 was $11.72 per ordinary share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.
None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using the “shelf” registration process. By using this shelf registration process, we may sell any of our ordinary shares, preference shares, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, share purchase contracts and units and/or the selling shareholders may sell our ordinary shares, in each case from time to time in one or more offerings, as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any selling shareholders sell securities, we will, if required, provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information incorporated herein by reference.
For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Regulation Rules.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Unless the context otherwise indicates, references in this prospectus to the terms “company,” “we,” “us,” “our,” and “Gates” refer to Gates Industrial Corporation plc, a public limited company organized under the laws of England and Wales, and its consolidated subsidiaries; and “Blackstone” or “our Sponsor” refer to investment funds affiliated with Blackstone Inc., our current majority owners.

GATES
We are a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. We offer a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components, with the majority of our revenue coming from replacement channels. Our products are used in applications across numerous end markets, including industrial off-highway end markets such as construction and agriculture, industrial on-highway end markets such as transportation, diversified industrial, energy and resources, automotive, mobility and recreation. Our net sales have historically been, and remain, highly correlated with industrial activity and utilization, and not with any single end market given the diversification of our business and high exposure to replacement markets. We sell our products globally under the Gates brand, which is recognized by distributors, equipment manufacturers, installers and end users as a premium brand for quality and technological innovation; this reputation has been built over 110 years since Gates’ founding in 1911.
Within the diverse end markets we serve, our highly engineered products are critical components in applications for which the cost of downtime is high relative to the cost of our products, resulting in the willingness of end users to pay a premium for superior performance and availability. These applications subject our products to normal wear and tear, resulting in natural, and often preventative, replacement cycles that drive high-margin, recurring revenue. Our product portfolio represents one of the broadest ranges of power transmission and fluid power products in the markets we serve, and we maintain long-standing relationships with a diversified group of blue-chip customers throughout the world. As a leading designer, manufacturer and marketer of highly engineered, mission-critical products, we have become an industry leader across most of the regions and end markets in which we operate.
For a description of our business, financial condition, results of operations and other important information regarding Gates, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Gates Industrial Corporation plc was organized under the laws of England and Wales on September 25, 2017. Our registered address is 1 Bartholomew Lane, London EC2N 2AX, United Kingdom. Our principal executive offices are located at 1144 Fifteenth Street, Denver, Colorado 80202 and our telephone number is (303) 744-1911.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION
This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those expressed in or implied by our forward-looking statements, including but not limited to the factors described in the section entitled “Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, as filed with the SEC, which include the following: economic, political and other risks associated with international operations (including those related to the Russia-Ukraine conflict); severe disruptions in the global economy due to the ongoing COVID-19 pandemic; availability of raw materials or other manufacturing inputs at favorable prices in sufficient quantities, or at a given time; changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners; pricing pressures from our customers; continued operation of our manufacturing facilities, supply chains, distribution systems and information technology systems; our ability to forecast demand or meet significant increases in demand; our ability to maintain and enhance our strong brand; market acceptance of new product introductions and innovations; our cost-reduction actions; longer lives of products used in our end markets may affect demand for some of our replacement markets; development of the replacement market in emerging markets may limit our ability to grow; pursuit of strategic transactions, including acquisitions, divestitures, restructurings, joint ventures, strategic alliances or investments, which could create risks and present unforeseen integration obstacles or costs; our investments in joint ventures; liabilities with respect to businesses that we have divested in the past; loss or financial instability of any significant customer; societal responses to sustainability issues, including those related to climate change; litigation, legal and regulatory proceedings and obligations, and the availability and coverage of insurance; infringement on the intellectual property of others; failure to adequately protect or enforce our intellectual property rights against counterfeiting activities; failure to develop, obtain, enforce and protect our intellectual property rights in all jurisdictions throughout the world; recalls, product liability claims or product warranties claims; failure to comply with anti-corruption laws and other laws governing our international operations; existing or new laws and regulations, including but not limited to those relating to HSE concerns, and the sale of aftermarket products; cyber-security vulnerabilities, threats, and more sophisticated and targeted computer crimes; failure of information systems; highly complex and rapidly evolving global privacy, data protection and data security requirements; loss of senior management or key personnel; work stoppages and other labor matters; potential requirement to make additional cash contributions to our defined benefit pension plans; change in our effective tax rates or additional tax liabilities; change in tax laws; tax authorities may no longer treat us as being exclusively a resident of the U.K. for tax purposes; our substantial leverage; and the significant influence of our majority shareholders, affiliates of Blackstone Inc., over us, as such factors may be updated from time to time in the company’s periodic filings with the SEC. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website domain names and addresses are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. The trademarks we own or have the right to use include, among others, Gates. We also own or have the rights to copyrights that protect the content of our literature, be it in print or electronic form.
Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, which may include funding our investment and acquisition activity, capital expenditures, repayment of indebtedness and working capital. The net proceeds may be invested temporarily in short-term securities until they are used for their stated purpose. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.
We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by the selling shareholders.

SELLING SHAREHOLDERS
In January 2018, we completed our initial public offering (“IPO”). In connection with our IPO, we entered into a registration rights agreement with affiliates of Blackstone providing them with an unlimited number of “demand” registrations and customary “piggyback” registration rights. This prospectus covers 178,587,591 ordinary shares that may be offered for resale by affiliates of Blackstone or their transferees. For more information about our relationships with the selling shareholders and their affiliates, see “Related-Person Transactions Policy and Procedures” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022, which is incorporated herein by reference.
The following table sets forth information as of August 2, 2022, with respect to the selling shareholders named herein and the ordinary shares beneficially owned by such selling shareholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning such selling shareholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling shareholders named herein or in future supplements to this prospectus may offer all, some or none of their ordinary shares. We cannot advise you as to whether any selling shareholders will in fact sell any or all of such ordinary shares. In addition, the selling shareholders named herein may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. We had 282,286,432 ordinary shares outstanding as of August 2, 2022.
	Ordinary Shares Beneficially Owned		Ordinary Shares that May be Offered for Resale	Shares of Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares
Name	Number of Shares	Percent of Ordinary Shares Outstanding		Number of Shares	Percent of Ordinary Shares Outstanding
Blackstone(1)	178,587,591	63%	178,587,591	—	—

(1)
Reflects 81,033,144 ordinary shares directly held by BX Gates ML-1 Holdco LLC, 78,356,260 ordinary shares directly held by BX Gates ML-2 Holdco LLC, 268,295 ordinary shares directly held by BX Gates ML-3 Holdco LLC, 16,527,684 ordinary shares directly held by BX Gates ML-4 Holdco LLC and 2,402,208 ordinary shares directly held by BX Gates ML-5 Holdco LLC (together, the “Blackstone Entities”).

The sole member of BX Gates ML-1 Holdco LLC is Blackstone Capital Partners (Cayman) VI L.P. The sole member of BX Gates ML-2 Holdco LLC is Blackstone GTS Co-Invest L.P. The sole member of BX Gates ML-3 Holdco LLC is Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. The sole member of BX Gates ML-4 Holdco LLC is BTO Omaha Holdings L.P. The sole member of BX Gates ML-5 Holdco LLC is Omaha Aggregator (Cayman) L.P.
The general partner of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone GTS Co-Invest L.P. and Omaha Aggregator (Cayman) L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.
The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.
Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the Class A shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone

Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.
Each of such Blackstone entities (other than each of the Blackstone Entities to the extent they directly hold ordinary shares) and Mr. Schwarzman may be deemed to beneficially own the ordinary shares beneficially owned by the Blackstone Entities directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such ordinary shares. The address of Mr. Schwarzman and each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
Based on information provided to us, as of the date of this prospectus supplement, the Blackstone Entities have pledged, hypothecated or granted security interests in substantially all of the ordinary shares held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all of the ordinary shares pledged to them and may seek recourse against the borrowers.

DESCRIPTION OF SHARE CAPITAL
The following describes the issued share capital of Gates, summarizes the material provisions of the articles of association of Gates (the “Articles”) and highlights certain differences in corporate law in England and Wales and the United States. In this “Description of Share Capital” discussion, we use the term “we,” “us” and “our” to refer to Gates and not to any of its subsidiaries.
Issued Share Capital
Ordinary Shares
The issued share capital of Gates as of August 2, 2022 was as follows:
	Number Issued	Nominal Amount
Ordinary shares of $0.01 par value per share	282,286,432	$2,822,864.32
Each issued ordinary share is fully paid up. The company has no preference shares, convertible securities, exchangeable securities or warrants in issue.
On January 29, 2018 (prior to the completion of the IPO), the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Preference Shares
Our Articles do not expressly contemplate the issuance of preference shares. However, our Articles permit the issuance of preference shares, subject to the limit on the authority of our board of directors to allot new shares of the company set forth therein. Our board of directors may authorize the issuance of a new class or classes of shares, including preference shares, with nominal value in any currency and with, or having attached to them, such powers, designations, preferences, voting rights, rights and terms of redemption, and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the Board of Directors may determine, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such price or prices (subject to the Companies Act 2006 (the “Companies Act”)) or at such rates of exchange and with such adjustments as may be determined by the Board of Directors. If any preference shares issued by us carried a right to a fixed income, pre-emption rights would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in the Articles, to exclude pre-emption rights for a period of up to five years. Such provisions are included in the Articles.
The possible future issuance of a new class or classes of shares could affect holders of our ordinary shares in a number of ways. Upon conversion into ordinary shares, shares issued with conversion rights could cause dilution of the ownership interests and the voting power of existing holders of our ordinary shares. Issuance of a new class or classes of shares may also affect the number of dividends, if any, paid to such shareholders and may reduce the share of the proceeds they would receive upon the future liquidation, if any, of the company. In addition, the availability of a new class of shares, including preference shares, could enable the board of directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the company by means of a merger, tender offer, proxy contest or otherwise more difficult or time-consuming.

We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.
Key Provisions of Our Articles and English Law Considerations
The following is a summary of certain key provisions of the Articles and English law considerations. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of the Articles which are included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 incorporated by reference herein.
The company number for Gates is 10980824 and Gates is incorporated in England and Wales.
Directors’ General Authority and Shareholders’ Reserve Power
Subject to the Companies Act and the Articles, the directors are responsible for the management of our business, for which purpose they may exercise all the powers of Gates. The shareholders may, by special resolution, direct the directors to take, or refrain from taking, a specified action or actions. No such special resolution and no alteration of the Articles invalidates anything which the directors have done before the resolution is passed or the Articles are altered (as appropriate).
Directors’ Interests
A director shall be authorized for the purposes of section 175 of the Companies Act to act or continue to act as a director of Gates notwithstanding that at the time of the appointment or subsequently the director also:
(a)
holds office as a director of any subsidiary of Gates;

(b)
holds any other office, employment or engagement with any subsidiary of Gates;

(c)
participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of Gates or any subsidiary of Gates (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or

(d)
is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in Gates or in any subsidiary of Gates.

The directors may authorize any matter proposed to them which would, if not so authorized, involve a breach of duty by a director under section 175 of the Companies Act. The directors may give any such authorization upon such terms as they think fit. The directors may vary or terminate any such authorization at any time. Any such authorization will be effective only if:
(a)
any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

(b)
the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with Gates must declare the nature and extent of his or her interest to the other directors before Gates enters into the transaction or arrangement. A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by Gates must declare the nature and extent of his or her interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared. If a declaration proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.
A director need not declare an interest:
(a)
if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)
if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

(c)
if, or to the extent that, it concerns terms of his or her service contract that have been or are to be considered by a board meeting or by a committee of the board appointed for the purpose; or

(d)
if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

Subject to the provisions of the Companies Act, and provided that either (i) he or she has declared the nature and extent of any direct or indirect interest of his or hers, or (ii) no declaration of interest is required, or (iii) the direct or indirect interest relates to Gates or a subsidiary of Gates, a director notwithstanding his office:
(a)
may be a party to, or otherwise be interested in, any transaction or arrangement with Gates or in which Gates is directly or indirectly interested;

(b)
may act by himself or herself or through his or her firm in a professional capacity for Gates (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; and

(c)
may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which Gates is directly or indirectly interested.

Voting by Directors
Subject to the Companies Act and without prejudice to the obligation of a director to disclose his or her interest, a director may vote at any board meeting or meeting of a committee of directors on any resolution concerning a matter in relation to which he has, directly or indirectly, an interest or duty, subject always to the terms on which any authorization is given. Subject to the foregoing, the relevant director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if such director votes his or her vote shall be counted.
Subject to the paragraph below, if a question arises at a board meeting or meeting of a committee of directors as to the right of any director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.
If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or part of the meeting) for voting or quorum purposes.
Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.
Appointment and Removal of Directors
Any person who is willing to act as a director of Gates, and is permitted by law to do so, may be appointed to be a director by ordinary resolution in a general meeting. The holder or holders of more than 50% of the ordinary shares of Gates for the time being in issue may in accordance with the Articles remove a director from office.
Unless and until otherwise decided by Gates by ordinary resolution in a general meeting, the number of directors must not be less than two and is not subject to a maximum number.
Affiliates of Blackstone have the right, but not the obligation, to designate a number of individuals as directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of directors designated by Blackstone shall be equal to: (i) if Blackstone, together with the other owners of Omaha Topco Ltd. (“Omaha Topco”), an exempted company incorporated in the Cayman Islands with limited liability and our predecessor for financial reporting purposes prior to our initial public offering (collectively, our “pre-IPO owners”), and their affiliates collectively beneficially own 50% or more of the ordinary shares, the lowest whole number that is greater than 50% of the total number of directors; (ii) if our pre-IPO owners and their affiliates collectively beneficially own at least 40% (but less than 50%) of the ordinary shares, the lowest whole number that is greater than 40% of the total number of directors; (iii) if our pre-IPO owners and their affiliates collectively beneficially own at least 30% (but less than 40%) of the ordinary shares, the lowest whole number that is greater than 30% of the total number of directors; (iv) if our pre-IPO owners and their affiliates collectively beneficially own at least 20% (but less than 30%) of the ordinary shares, the lowest whole number that is greater than 20% of the total number of directors; and (v) if our pre-IPO owners and their affiliates collectively beneficially own at least 5% (but less than 20%) of the ordinary shares, the lowest whole number (such number always being greater than or equal to one) that is greater than 10% of the total number of directors.
Retirement of Directors
Under the Companies Act, there is no maximum age for directors.
Dividend Rights
Subject to the Companies Act, Gates may by ordinary resolution of the shareholders in a general meeting declare dividends, and the board of directors may decide to pay interim dividends. A dividend must not be declared unless the board of directors has made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the board of directors. No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights and interests. Unless the shareholders’ ordinary resolution to declare or the board of directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it. If our share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject to the Companies Act, the board of directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights. The board of directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the shareholder to Gates on any account whatsoever. Subject to the terms of issue of the share in question, we may, by ordinary resolution in a general meeting on the recommendation of the board of directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).
If 12 years have passed from the date on which a dividend or other sum became due for payment and the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by Gates unless the board of directors decides otherwise.
Winding Up
If Gates is wound up, the liquidator may, with the sanction of a special resolution in a general meeting of Gates and any other sanction required by the Companies Act, divide among the shareholders in specie the whole or any part of the assets of Gates and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of shareholders as he or she with the like sanction determines, but no shareholder shall be compelled to accept any assets upon which there is a liability.

Redemption
Subject to the Companies Act, Gates may issue shares which are to be redeemed, or are liable to be redeemed at the option of Gates or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares. The issued ordinary shares of Gates are neither convertible nor redeemable.
Repurchase of Shares
Subject to the Companies Act, Gates may purchase any of its own shares (including redemption of shares, if any are in issue) with the authority of an ordinary resolution passed in a general meeting. The authority may be general or limited to a specific class of shares authorized to be acquired, the maximum and minimum prices that may be paid for the shares and the date of expiry of the authority (which must not be longer than five years after the resolution is passed). The authorization may be varied or revoked by ordinary resolution. At a general meeting of shareholders on October 7, 2019, our shareholders adopted an ordinary resolution authorizing Gates to purchase its own ordinary shares pursuant to a form of share repurchase contract to be entered into with certain authorized counterparties, with such authority expiring on the fifth anniversary of such general meeting.
Sinking Fund Provisions
There are no sinking fund provisions relating to any shares in the capital of Gates.
Variation of Rights
Subject to the Companies Act, the rights attached to a class of shares may be varied or abrogated (whether or not Gates is being wound up) either with the consent in writing of the holders of at least three-quarters of the nominal amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class validly held in accordance with the Articles.
The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by Gates of its own shares in accordance with the Companies Act.
Allotment of Shares and Pre-Emption
Under section 551 of the Companies Act, the board of directors of Gates may not allot shares, or grant rights to subscribe for or to convert any security into shares, unless they are authorized to do so under the Articles or by an ordinary resolution of the shareholders. The authorization must state the maximum amount of shares that may be allotted under it, and specify the date on which it will expire, which must be not more than five years from the date on which the resolution is passed by virtue of which the authorization is given. On January 29, 2018, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Under section 561 of the Companies Act, the board of directors of Gates must not allot shares to a person unless: (a) it has made an offer to each person who holds ordinary shares (on the same or more favorable terms) to allot a proportion of the shares being offered that is as nearly as practicable equal to the proportion in nominal value of the ordinary share capital held by that person; and (b) the period during which any such offer may be accepted has expired or Gates has received notice of the acceptance or refusal of every offer so made. The offer shall be made by notice stating the period (of not less than 14 days) during which it may be accepted and the offer shall not be withdrawn before the end of that period. Under sections 570 and 571 of the Companies Act, the board of directors of Gates may be given power by a special resolution of the shareholders to allot shares as if section 561 of the Companies Act did not apply to the allotment (or applied to the allotment with such modifications as the directors may determine).
On January 29, 2018, the articles of association of Gates were amended by a resolution of our shareholders to include a power of the board of directors to exclude pre-emption rights in respect of the allotment of shares described in the first paragraph of this section (‘Allotment of Shares and Pre-Emption’). Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Transfers of Shares
The board of directors may decline to register any transfer of shares in certificated form unless:
(a)
the instrument of transfer is in respect of only one class of share;

(b)
the instrument of transfer is lodged at the place where our register of shareholders is situated from time to time accompanied by the relevant share certificate(s) or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;

(c)
it is fully paid;

(d)
it is for a share upon which Gates has no lien; and

(e)
it is duly stamped or duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty (if so required).

The board of directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favor of more than four persons jointly.
The board of directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where Gates is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.
Any holder of book-entry interests through the facilities of The Depository Trust Company (“DTC”) in our ordinary shares will not be the holder of record of such shares. Instead, Cede & Co. (“Cede”), as nominee for DTC, will be the holder of record of such shares. Accordingly, a transfer from a person holding book-entry interests in our ordinary shares to a person who will become the holder of those book-entry interests in such shares through the facilities of DTC will not be registered in our register of shareholders, as Cede (as nominee for DTC) will remain the holder of record of such shares.
Share Certificates
Gates shall issue a share certificate to every person whose name is entered in the register of shareholders of Gates in respect of shares in certificated form, except where the Companies Act allows Gates not to issue a certificate.
No right to inspect accounts and other records
No person is entitled to inspect any of our accounting or other records or documents merely by virtue of being a shareholder, except as provided by law or authorized by the board of directors or by an ordinary resolution at a general meeting.

Limitations on the rights to own securities
Under the laws of England and Wales, persons who are neither residents nor nationals of the U.K. may freely own, hold or exercise voting rights of securities of Gates in the same manner and under the same terms as U.K. residents or nationals.
General Meetings
Under the Companies Act, every public company must hold a general meeting as its annual general meeting in each period of six months beginning with the day following the end of its fiscal year. The directors may convene a general meeting whenever they think fit. Following a request by shareholders pursuant to the Companies Act, the board of directors are required to call a general meeting (a) within 21 days from the date on which the directors become subject to the requirement, and (b) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition by shareholders, no business may be transacted except that stated by the requisition or proposed to the board of directors. An annual general meeting (other than adjourned annual general meetings) shall be called by at least 21 clear days’ written notice. All other general meetings (other than adjourned general meetings) shall be called by at least 14 clear days’ written notice. An annual general meeting may be called by shorter notice if it is so agreed unanimously by all shareholders having a right to attend and vote. A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote, being a majority together holding not less than 95% in nominal value of the shares giving that right.
The notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted. If the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution shall also be specified. The notice of the meeting shall also specify, with reasonable prominence, the shareholders’ rights to appoint one or more proxies under section 324 of the Companies Act. Subject to the Articles and to any restrictions imposed on any shares, the notice shall be given to all shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder (if Gates has been notified of their entitlement) and to the directors and auditors of Gates. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has duly been given to the person from whom he derives his title. The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.
A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. A person is able to exercise the right to vote at a general meeting when:
(a)
that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)
that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

The board of directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it. In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other. Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.
Voting Rights
A resolution put to the vote of a general meeting must be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded in accordance with the Articles. For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote at a general meeting must be decided on a poll. Subject to any rights or restrictions attached to any shares, whether or not such rights or restrictions are set out in the Articles, on a vote on a resolution at a general meeting every shareholder present in person or by proxy has on a show of hands one vote and every shareholder present in person or by proxy has on a poll one vote in respect of each share held. In the case of joint holders of a share, only the vote of the first-named holder who votes (and any proxy or corporate representative duly authorized by the relevant shareholder) may be counted. In the case of equality of votes on a show of hands or a poll, the chairman of the meeting shall not be entitled to a casting vote.
No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. A quorum shall be present if shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting are present in person or by proxy.
U.K. City Code on Takeovers and Mergers
The Takeover Panel has confirmed to our representatives that, on the basis of our board of directors, it does not consider the Takeover Code to apply to Gates, although that position is subject to change if our place of central management and control is subsequently found to move to the U.K. If, at the time of a takeover, the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:
(a)
acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b)
who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Gates, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.
Disclosure of Shareholder Ownership
There is no provision in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Under section 793 of the Companies Act, Gates may give notice to any person whom Gates knows or has reasonable cause to believe (a) to be interested in the shares of Gates or (b) to have been so interested at any time during the three years immediately preceding the date on which the notice is issued. The notice may require the person (a) to state whether or not it is the case and (b) if it holds, or has during that time held, any such interest, to give such further information as may be required by Gates in accordance with section 793 of the Companies Act. The notice may require the person to give particulars of its present or past interest in our shares and the information required by the notice must be given within such reasonable time as may be specified in the notice. Where a notice is served by Gates on a person under section 793 of the Companies Act and that person fails to give Gates the information required by the notice within the time specified in it, Gates may apply to the court for an order directing that the shares in question be subject to restrictions.

Differences in Corporate Law
The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations organized in Delaware and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to Gates and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and at least one of the directors must be a natural person. Subject to the Companies Act, the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote, though in the case of a corporation whose board is classified, stockholders may typically effect such removal only for cause.
Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by ordinary resolution of the shareholders, resolutions appointing each director must be voted on individually unless a resolution that more than one director can be appointed has first been agreed to by the meeting without any vote being given against it.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled as the bylaws provided. In the absence of such provision, the vacancy shall be filled by a majority of the board of directors.
Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the end of the company’s fiscal year.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated by or in the manner provided in the certificate of

	England and Wales	Delaware
incorporation or bylaws, or if not so designated, as determined by a majority of the board of directors
General Meeting/Special Meeting
Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by:
(i)
the directors; or

(ii)
shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding treasury shares).

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting to the stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.
Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act

	England and Wales	Delaware
for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Pre-emption Rights	Under the Companies Act, “equity securities” (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares) must not be allotted unless: (i) offered first, on the same or more favorable terms, to the existing ordinary shareholders in the company in proportion as nearly as practicable to the respective nominal value of their holdings of ordinary shares and (ii) the period during which any such offer may be accepted has expired or the company has received notice of the acceptance or refusal of every offer so made. Such pre-emption provisions do not apply if: (i) the allotment is of bonus shares or (ii) the allotment is to be wholly or partly paid up otherwise than in cash or (iii) the allotment is pursuant to an employees’ share scheme. Where the directors of a company are generally authorized to allot or grant equity securities in the company, they may be given power by the articles of association or by a special resolution of the company to allot equity securities as if the shareholders’ rights of pre-emption did not apply to the allotment (or with such modifications as the directors may determine).	Under Delaware law, no stockholder shall have any pre-emption right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation.
Liability of Directors and Officers	Under the Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of	Under Delaware law, the certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its

	England and Wales	Delaware

a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).
stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.
Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders	Under Delaware law, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

England and Wales	Delaware

having the right to vote on the resolution (excluding any voting rights attached to treasury shares); or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.
Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the shareholders present (in person or by proxy) and entitled to vote and voting at a meeting. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of the shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

A company’s articles may contain provisions to the effect that on a vote on a resolution on a poll taken at a meeting, the votes may include votes cast in advance. Any such provision in relation to voting at a general meeting may be made subject only to such requirements and restrictions as are (a) necessary to ensure the identification of the person voting, and (b) proportionate to the achievement of that objective. Any provision of a company’s articles is void in so far as it would have the effect of requiring any document casting a vote in advance to be received by the company or another person earlier than (a) in the case of a poll taken more than 48 hours after it was demanded, 24 hours before the time appointed for the

	England and Wales	Delaware

taking of the poll; or (b) in the case of any other poll, 48 hours before the time for holding the meeting or adjourned meeting.
Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) and entitled to vote at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Shareholder Vote on Certain Transactions
The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers.
The court may order a meeting of the creditors, or class of creditors, or shareholders, or class of shareholders, on an application by (i) the company, (ii) any creditor or shareholder of the company or (iii) the liquidator or administrator of the company.
The court may sanction the compromise or arrangement if 75% in value of the creditors or class of creditors or shareholders or class of shareholders (as the case may be), present and voting either in person or by proxy at the meeting summoned, agree a compromise or arrangement.
The court’s order has no effect until the delivery of the court order to the registrar.
Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires: (i) the approval of the board of directors; and (ii) approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

	England and Wales	Delaware
Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:
(i)
a duty to act in accordance with the company’s constitution and only exercise his or her powers for which they are conferred;

(ii)
a duty to promote the success of the company for the benefit of its shareholders as a whole;

(iii)
a duty to exercise independent judgment;

(iv)
a duty to exercise reasonable care, skill and diligence;

(v)
a duty to avoid conflicts of interest;

(vi)
a duty not to accept benefits from third parties conferred by reason of his being a director or doing (or not doing) anything as a director; and

(vii)
a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have two basic fiduciary duties, the duty of care and the duty of loyalty, owned to the corporation itself and the stockholders; that is, directors must (i) act in good faith, with the care of a prudent person, and in the best interest of the corporation; and (ii) refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits. Decisions made on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will generally be protected by the “business judgment rule.”
Shareholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder of a company may apply to the court	Under Delaware law, a stockholder is eligible to bring a derivative action, that is a lawsuit brought by a stockholder, on behalf of the corporation, to enforce a claim belonging to the corporation, if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation. Delaware law also requires the stockholder to first demand that the board of directors of the corporation asserts the claims or the stockholder must state in the derivative action particular reasons why making such a

England and Wales	Delaware
by petition for an order on the ground (a) that the company’s affairs are being or have been conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or of some part of its shareholders (including at least himself or herself), or (b) that an actual or proposed act or omission of the company (including an act or omission on its behalf) is or would be so prejudicial.	demand would be futile.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or which may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by U.K. law or the Articles on the right of non-residents to hold or vote shares.
Exclusive Forum
Our Articles provide that, unless, by ordinary resolution, we consent in writing to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in Gates or seeking relief on behalf of Gates, against Gates and/or the board of directors and/or any of the directors, officers or other employees or shareholders individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provisions in our Articles. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.
Listing
Our ordinary shares are listed on the NYSE under the symbol “GTES.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue ordinary shares, preference shares and new ordinary shares either separately or represented by depositary shares. We may also, at our option, elect to issue fractional shares of ordinary shares, preference shares or new ordinary shares. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of shares, to be described in an applicable prospectus supplement.
The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50.0 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation right. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.
The particular terms of any depositary shares offered by any prospectus supplement will be described in the prospectus supplement relating to such securities.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.
We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.
We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.
Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Gates Industrial Corporation plc (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
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the title of the series;

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the maximum aggregate principal amount, if any, established for debt securities of the series;

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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

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whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

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the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

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the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

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if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);
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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

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if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

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any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

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if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

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whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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if appropriate, a discussion of U.S. federal income tax consequences;

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if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

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any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.
The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.
Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees
Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.
Covenants
The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
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limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

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limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

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restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets
Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:
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we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

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immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

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if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.
Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.
For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)
default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)
default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)
we, pursuant to or within the meaning of the Bankruptcy Law:

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commence a voluntary case or proceeding;

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consent to the entry of an order for relief against us in an involuntary case or proceeding;

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consent to the appointment of a Custodian of us or for all or substantially all of our property;

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make a general assignment for the benefit of our creditors;

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file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

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take any comparable action under any foreign laws relating to insolvency;

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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appoints a Custodian of us or for all or substantially all of our property; or

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orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)
any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:
(1)
an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)
the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)
the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)
the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)
no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
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change the stated maturity of the principal of, or installment of interest on, any debt security;

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reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

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change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

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reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

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reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

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modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

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modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:
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to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

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to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “— Covenants — Consolidation, Merger and Sale of Assets”;

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to add any additional events of default for the benefit of holders of the debt securities of all or any series;

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to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

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to secure the debt securities pursuant to the covenants of the indenture;

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to add or appoint a successor or separate trustee or other agent;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities of any series as permitted by the indenture;

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to comply with the rules of any applicable securities depository;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;
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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

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to cure any ambiguity, omission, mistake, defect or inconsistency; or

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to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.
The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.
If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES
We may issue guarantees of debt securities and other securities.
The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:
•
the securities to which the guarantees apply;

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whether the guarantees are senior or subordinate to other guarantees or debt;

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the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•
any additional term of the guarantees.

DESCRIPTION OF WARRANTS
The Articles do not expressly contemplate the issuance of warrants. However, we may issue warrants to purchase ordinary shares, preference shares, new ordinary shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of ordinary shares, preference shares or new ordinary shares or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
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the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies, including composite currencies or currency units, in which the price or prices of the warrants may be payable;

•
the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the maximum or minimum number of warrants which may be exercised at any time;

•
any other specific terms of the warrants; and

•
if appropriate, a discussion of material United States federal income and/or U.K. tax considerations.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights issued to each shareholder;

•
the amount of our equity or debt securities that may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our ordinary shares, preference shares or new ordinary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of ordinary shares, preference shares, or new ordinary shares. The price per share of our ordinary shares, preference shares or new ordinary shares and number of shares of our ordinary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units, often known as share purchase units, consisting of a share purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, ordinary shares, preference shares or depositary shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more shares of ordinary shares, shares of preference shares, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, share purchase contracts or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.
Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)
DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)
we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or

(3)
if applicable to the particular type of security, there shall have occurred and be continuing an event of default.

These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION
General
We and/or the selling shareholders, and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:
•
to or through underwriters or dealers;

•
through agents;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
directly to purchasers; or

•
through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out or hedge its short positions;

•
sell securities short and redeliver such shares to close out or hedge our short positions;

•
enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our ordinary shares under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•
the terms of the offering;

•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
the terms of any subscription rights;

•
any initial public offering price;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling shareholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings”;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Selling Shareholders
The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling shareholder pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling shareholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling shareholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
Each of the selling shareholders also may resell all or a portion of our securities that the selling shareholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling shareholder meets the criteria and conforms to the requirements of Rule 144.
We will not receive any of the proceeds from the sale of securities by selling shareholders.

Underwriting Compensation
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling shareholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We and/or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling shareholders, and its compensation.
In connection with offerings made through underwriters or agents, we and/or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We and/or the selling shareholders may sell the offered securities to dealers as principals. We and/or the selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We and/or the selling shareholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings
Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholders subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholders subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder subscription rights, including:
•
whether ordinary shares, preference shares, new ordinary shares, depositary shares or warrants for those securities will be offered under the shareholder subscription rights;

•
the number of those securities or warrants that will be offered under the shareholder subscription rights;

•
the period during which and the price at which the shareholder subscription rights will be exercisable;

•
the number of shareholder subscription rights then outstanding;

•
any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

•
any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships
We and/or the selling shareholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
Market Making, Stabilization and Other Transactions
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the NYSE. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling shareholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the ordinary shares, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters of United States federal securities, New York State and English law will be passed upon for us by Simpson Thacher & Bartlett LLP. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of funds affiliated with Blackstone. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Gates Industrial Corporation plc incorporated by reference in this prospectus, and the effectiveness of Gates Industrial Corporation plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of England and Wales. We have been advised that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at http://investors.gates.com. The information contained on or made accessible through our corporate website or any other website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.
We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect copies of this material without charge at the SEC’s website. The address of this site is http://www.sec.gov. We also make available to our ordinary shareholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-38366):
•
our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 (the “Annual Report”);

•
our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2022 and July 2, 2022;

•
our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2022 (solely those portions that were incorporated by reference into Part III of the Annual Report;

•
our Current Reports on Form 8-K filed with the SEC on March 29, 2022, June 10, 2022 and July 29, 2022;

•
the description of our securities filed as Exhibit 4.1 to the Annual Report; and

•
all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Gates Industrial Corporation plc
1144 Fifteenth Street
Denver, Colorado 80202
(303) 744-4887
investorrelations@gates.com
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://investors.gates.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

15,000,000 Shares
Gates Industrial Corporation plc
Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Citigroup
Goldman Sachs & Co. LLC
Jefferies
           , 2023